                                     LEASE

                        Dated as of September 25, 1997

                                    BETWEEN

                      77 WEST WACKER LIMITED PARTNERSHIP,
                        an Illinois limited partnership

                                 ("Landlord")

                                      AND

                      BROOKDALE LIVING COMMUNITIES, INC.,
                            a Delaware corporation

                                  ("Tenant")

                                  __________


                           Location of the Property:

                             77 West Wacker Drive
                               Chicago, Illinois

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 1.  TERM...............................................................      1

 2.  BASE RENT..........................................................      1

 3.  ADDITIONAL RENT....................................................      2

 4.  USE OF THE PREMISES................................................      5

 5.  POSSESSION.........................................................      6

 6.  SERVICES...........................................................      6

 7.  REPAIRS............................................................      8

 8.  ADDITIONS AND ALTERATIONS..........................................      9

 9.  COVENANT AGAINST LIENS.............................................      9

10.  INSURANCE..........................................................     10

11.  FIRE OR CASUALTY...................................................     11

12.  WAIVER OF CLAIMS - INDEMNIFICATION.................................     12

13.  NONWAIVER..........................................................     13

14.  CONDEMNATION.......................................................     13

15.  ASSIGNMENT AND SUBLETTING..........................................     13

16.  SURRENDER OF POSSESSION............................................     15

17.  HOLDING OVER.......................................................     16

18.  ESTOPPEL CERTIFICATE...............................................     16

19.  OBLIGATIONS TO MORTGAGEES..........................................     17

20.   CERTAIN RIGHTS RESERVED BY LANDLORD...............................     17

21.   RULES AND REGULATIONS.............................................     19

22.   LANDLORD'S REMEDIES...............................................     19

23.   EXPENSES OF ENFORCEMENT...........................................     20

24.   COVENANT OF QUIET ENJOYMENT.......................................     21

25.   SECURITY DEPOSIT..................................................     21

26.   REAL ESTATE BROKER................................................     22

27.   MISCELLANEOUS.....................................................     22

28.   NOTICES...........................................................     25

29.   LIMITATION ON LANDLORD'S LIABILITY................................     25

                                     LEASE
                             77 WEST WACKER DRIVE
                               CHICAGO, ILLINOIS


     THIS LEASE (hereinafter referred to as this "Lease"), is made as of the 25th day of September, 1997, between 77 WEST WACKER LIMITED PARTNERSHIP, an Illinois limited partnership (hereinafter referred to as "Landlord"), and BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, whose present address is 77 West Wacker Drive, 39th Floor, Chicago, Illinois 60601 (hereinafter referred to as "Tenant");


                              W I T N E S S E T H
                              - - - - - - - - - -


     Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to accept, the premises (hereinafter referred to as the "Premises") designated on the plan attached hereto as Exhibit A containing 13,464 square feet of "Rentable Area" on the 48th floor of the building known as 77 West Wacker Drive (hereinafter referred to as the "Building") located on a parcel of land at the southeast corner of Wacker Drive and Clark Street, in the City of Chicago, Cook County, Illinois (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"), subject to the terms and conditions of this Lease.

     In consideration thereof, Landlord hereby agrees to pay Tenant the sum of Thirty and no/100 Dollars ($30.00) per square foot of Rentable Area upon the execution and delivery of this Lease by Landlord and Tenant, and Landlord and Tenant further covenant and agree as follows:

     1.   TERM.
          ----

     The term of this Lease (hereinafter referred to as the "Term") shall commence on October 1, 1997 (hereinafter referred to as the "Commencement Date"), and shall end on September 30, 2002 (hereinafter referred to as the "Termination Date"), unless sooner terminated as provided herein. Each one-year period commencing on the Commencement Date and on each anniversary of the Commencement Date is herein called "Lease Year".

     2.   BASE RENT.
          ---------

     Tenant shall pay to Landlord or Landlord's agent at 77 West Wacker Drive, Chicago, Illinois 60601, or at such other place as Landlord may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent at the annual rate of Eighteen and 50/100 Dollars ($18.50) per square foot of Rentable Area in the Premises (hereinafter referred to as the "Base Rent"). The annual Base Rent rate shall be escalated on each anniversary of the Commencement Date by seventy-five cents ($.75) over the prior year's Base Rent rate. Based on 13,464 rentable square feet, the Base Rent (subject to the escalations set forth above) shall be Two Hundred Forty-Nine Thousand Eighty-Four and no/100 Dollars ($249,084.00) per annum payable in equal monthly installments of Twenty Thousand Seven Hundred Fifty-Seven and no/100 Dollars ($20,757.00) on or before the first day of each and every month during the Term, without demand and without any set-off or deduction whatsoever.

     3.   ADDITIONAL RENT.
          ---------------

     In addition to paying the Base Rent specified in Section 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this Section 3. Such Additional Rent paid by Tenant and other tenants in the Building shall reimburse Landlord for all expenses of owning, operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent accrued prior to the Termination Date shall survive the expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year.

          A.   Definitions. As used in this Section 3, the terms:
               -----------

               (i) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

               (ii) "Tenant's Proportionate Share" for purposes of determining the Expense Adjustment Amount (as hereinafter defined) shall mean 1.43%, being the percentage calculated by dividing 13,464 rentable square feet by 939,737 rentable square feet (being 100% of the Rentable Area of the Building, excluding the retail area of the Building). "Tenant's Proportionate Share" for purposes of determining the Tax Adjustment Amount (as hereinafter defined) shall mean 1.43%, being the percentage calculated by dividing 13,464 rentable square feet by 944,556 rentable square feet (being 100% of the Rentable Area of the Building).

               (iii) "Taxes" shall mean taxes levied, assessed or imposed against Landlord in connection with the Land, the Building, the operation thereof or any right or responsibilities related thereto. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied or assessed upon the Land or Building; (b) ad valorem taxes for any personal property owned or leased by Landlord and used in connection with the Land or Building;
          (c) any income tax, franchise tax or other tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; and
          (d) any tax on rents or leases. Taxes shall also include, in the year paid, all fees for consultants and attorneys and all other costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any income taxes other than those described above. With respect to any assessments included within the term Taxes, where such assessments are or may by election be payable in installments over more than one Calendar Year, such assessments and interest payable thereon to the taxing authority shall be allocated over the maximum period available under such election, irrespective of whether or over what period Landlord may in fact elect to pay such installments. With respect to any Taxes which include assessments against income or property not related to the Land or Building, Taxes shall include only that portion of such Taxes which would be payable if the Land and Building and all rights related thereto were the only assets of Landlord. If at any time during the Term less than one hundred percent (100%) of the then current Rentable Area of the Building is occupied by tenants and if Taxes for the Building are based, in whole or in part, on the level of such partial occupancy, Landlord, at Landlord's option, may make a reasonable and equitable adjustment in computing Taxes for the year so that the amount of Taxes which are based on such occupancy are removed from general Taxes and allocated to the occupied portions of the Building.

               (iv) "Operating Expenses" shall mean all reasonable, bona fide expenses, costs and disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid (to the extent not accrued and included in Operating Expenses in a prior year) or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Land and Building (excluding the retail area of the Building), except the following:

                    (a) Costs of capital improvements to any tenant's premises;

                    (b) Principal or interest payments on loans or other debt
               for borrowed money, whether or not secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land;

                    (c) Costs of capital improvements to the Building, except
               that Operating Expenses shall include (1) the cost of any capital improvement completed after the date hereof which is intended to reduce (or limit increases in) any components of Operating Expenses, as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at the greater of (A) 10% per annum; or (B) 4% per annum above the alternate base rate II rate of interest announced from time to time by Citibank, N.A. ("Citibank") or other bank designated by Landlord if Citibank is not at any time announcing its alternate base rate II rate (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois) ("Prime Rate"); and (2) the cost of any capital improvement which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations applicable from time to time thereto.

                    (d) All expenses for which Landlord is entitled to or has
               received any reimbursement, other than indirect reimbursement by the payment by any tenant of base rent or its share of Operating Expenses;

                    (e) Attorneys' fees, costs and disbursements and other
               expenses incurred in connection with tenant leases, including, without limitation, negotiations with prospective tenants or disputes with any tenant, except that Operating Expenses shall include any expenses incurred in the preparation of the statements described in Sections 3C and 3D;

                    (f) Expenses for repairs or other work occasioned by a
               casualty, except that Operating Expenses shall include the cost of repairs or other work occasioned by a casualty to the extent that such cost is not covered by Landlord's insurance because of reasonable and customary deductibles thereunder;

                    (g) Depreciation or amortization (except as permitted
               pursuant to Section 3A(iv)(c));


                    (h) Real estate brokers' commissions or compensation and
               other expenses (including, without limitation, architectural, space planning or engineering services, tenant allowances, advertising and promotional expenses, legal fees for the preparation of leases, rent abatements, lease takeover payments and rent payable with respect to any leasing office) incurred in leasing or procuring tenants;

                    (i) The cost of any electric current furnished for lighting and equipment (other than for the operation of mechanical equipment, telephone closets and other elements of the Building's shared systems) located in the Premises or in premises occupied by any other tenant in the Building or in any space occupied by Landlord or any other person that is leased, licensed or utilized for a business purpose or is not part of the public or common area space, including, without limitation, any parking garage and retail areas;

                    (j) The cost of correcting defects in the construction of
               the Building or in the Building equipment during the warranty period applicable to such construction or equipment provided that this shall not exclude the cost of normal repair, maintenance and replacement (other than capital improvements, the cost of which shall be included only as set forth in Section 3A(iv)(c) above) expected with the construction materials and equipment installed in the Building in light of their specifications;

                    (k) The cost of any repair, alteration or replacement made by Landlord pursuant to or as a result of condemnation to the extent that Landlord is entitled to or has received an award as a result of such condemnation;

                    (l) The cost of installing, operating and maintaining any
               specialty facility, such as an observatory, broadcasting and telecommunications facilities, luncheon club, athletic or recreational club, cafeteria or dining facility, except for broadcasting and telecommunications facilities which are available generally to tenants of the Building;

                    (m) Executive salaries above the grade of "building
               manager";

                    (n) Expenses incurred in connection with services or other benefits of a type that are not provided to Tenant, and are not made available to Tenant, and are not customarily provided to tenants without charge but that are provided to another tenant or occupant of the Building;

                    (o) Any penalty or late charges incurred by Landlord due to the violation of any law, rule or regulation;

                    (p) Any compensation paid to clerks, attendants or other
               persons in commercial concessions operated by Landlord;

                    (q) Advertising and promotional expenditures;

                    (r) Costs for sculptures, paintings and other objects of art located within the Building or the plaza area, except only for the costs of maintaining such objects in the public areas of the Building;

                    (s) Expenses incurred by Landlord, if any, in connection
               with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to any parking garage and/or retail areas;

                    (t) Costs, expenses and fees of land trusts, partnerships, title insurance, surveys and corporations involved in the ownership or operation or management of the Building and Land;

                    (u) The amount of any judgments against, and indemnification obligations of, Landlord; and

                    (v) Any taxes, assessments, fees or charges excluded from
               the definition of Taxes pursuant to Section 3A(iii) hereof.

     In no event shall Landlord collect any amounts with respect to any individual item of Operating Expenses to the extent that such amounts would, when taken together with those amounts collected by Landlord from other tenants in the Building (and in the event the Building is less than 100% occupied, paid by Landlord directly), exceed 100% of the actual Operating Expenses incurred by Landlord with respect to such items. All Operating Expenses shall be net of rebates, credits, and similar items of which Landlord receives the benefit, irrespective of when received. Any permitted costs or expenses shall be included in Operating Expenses for any Calendar Year no more than once, notwithstanding that such costs or expenses may fall under more than one of the permitted categories of Operating Expenses. Landlord may use related or affiliated entities to provide services or furnish materials for the Building provided that to the extent that the rates or fees charged by such entities are not competitive with those charged by unrelated or unaffiliated entities in Chicago, Illinois for the same services or materials, the amount by which such fees or charges exceed competitive rates shall be excluded from Operating Expenses.

          B. Allocation of Operating Expenses. If at any time during the Term less than one hundred percent (100%) of the then current Rentable Area of the Building is occupied by tenants, at Landlord's option, those components of Operating Expenses which vary with occupancy shall be removed from general Operating Expenses and allocated to the portion of the Building which is actually occupied by tenants and generating such components of Operating Expenses. Such special allocation shall be made on a pro rata basis over the occupied Rentable Area in the Building, based on both the comparative Rentable Areas of the occupied premises and the portion of such Calendar Year during which such premises were occupied. Operating Expenses which do not vary with occupancy, such as public liability insurance and lobby maintenance, will continue to be allocated on a pro rata basis over the Rentable Area of the Building whether or not then occupied and Tenant shall only be responsible for its Proportionate Share of such Operating Expenses.

          C. Expense Adjustment. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses incurred with respect to each Calendar Year plus Tenant's pro rata share of the special allocation of Operating Expenses to occupied premises if Section 3B is applicable for such Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment

     Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and shall deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant with respect to such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the amount due (such excess is sometimes referred to herein as the "Expense Credit Amount"), Landlord shall credit the Expense Credit Amount against payments next due to Landlord from Tenant hereunder; provided that, if the Expense Credit Amount exceeds the amount of payments next due to Landlord from Tenant hereunder, Landlord shall promptly pay Tenant the amount by which the Expense Credit Amount exceeds the amount of payments next due to Landlord from Tenant hereunder. Delay in computation of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount.

          D. Tax Adjustment. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year plus Tenant's pro rata share of the special allocation of Taxes to occupied premises if the last sentence of Section 3A(iii) is applicable for such Calendar Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. If Taxes for any Calendar Year are payable in whole or in part before the end of such Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay its Proportionate Share of such payment as a special installment, after deducting installments previously paid by Tenant under this Section 3D for such Calendar Year. Following the final payment of Taxes for each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed and delivered to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant for such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statements within thirty (30) days after receipt of such statement. If the installments paid exceed the actual amount due (such excess is sometimes referred to herein as the "Taxes Credit Amount"), Landlord shall credit the Taxes Credit Amount against payments next due to Landlord from Tenant hereunder; provided that, if the Taxes Credit Amount exceeds the amount of payments next due to Landlord from Tenant hereunder, Landlord shall promptly pay Tenant the amount by which the Taxes Credit Amount exceeds the amount of payments next due to Landlord from Tenant hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes due and payable during such year without regard to when such Taxes are levied or assessed. Delay in computation of the Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount. In no event shall Landlord collect any amounts with respect to Taxes which would, when taken together with those amounts collected by Landlord from other tenants in the Building (and in the event the Building is less than 100% occupied, paid directly by Landlord), exceed 100% of the actual Taxes for any Calendar Year.

          E. Contest of Additional Rent. Every statement given by Landlord pursuant to Section 3C and Section 3D shall be prepared in reasonable detail so as to reflect the amounts of the various components of Operating Expenses and Taxes and Landlord's computation of Tenant's Expense Adjustment Amount and Tax Adjustment Amount. Every such statement shall be conclusive and binding, absent fraud, upon Tenant and Landlord unless within one hundred eighty (180) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of Tenant's Expense Adjustment Amount, or Tax Adjustment Amount, as applicable. During such 180 day period and during the period of any dispute, Landlord agrees to grant Tenant reasonable access to Landlord's books and records, during normal business hours, at Landlord's office, for the purpose of verifying Operating Expenses and Taxes incurred by Landlord, and to make copies of any and all bills and vouchers relating thereto, subject to reimbursement by Tenant for the cost of such copies. In the event that a review of Landlord's books and records pursuant to this
     Section 3 reveals that Landlord has overstated its Operating Expenses or Taxes for the applicable Calendar Year by in excess of five percent (5%) of the actual Operating Expenses or Taxes incurred for such Calendar Year, Landlord shall also reimburse Tenant for the reasonable expenses incurred by Tenant in conducting such review of Landlord's books and records and for the amounts paid by Tenant in connection with the resolution of any such dispute, including without limitation, reasonable attorneys' fees and court costs.

     4.   USE OF THE PREMISES.
          -------------------

          A. Reserved Area. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.


          B. Permitted Use. Tenant shall use and occupy the Premises solely for general office purposes. In addition, Tenant may, if Tenant so elects, install, equip and operate food and beverage vending machines for the exclusive use of Tenant and Tenant's employees and invitees (but not the general public), provided the same are maintained in a neat and sanitary condition and are in compliance with all applicable laws, codes and ordinances.

          C. Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this Lease. Notwithstanding the foregoing, Landlord shall make, at its sole cost and expense (subject to reimbursement as an Operating Expense if permitted by and subject to the limitations contained in Section 3 hereof), any capital improvements to the Building or Premises as a result of such requirements except that Tenant will make capital improvements to the extent the same are due to Tenant's particular use or occupancy of the Premises.

     5.   POSSESSION.
          ----------

          A. Possession of the Premises shall be tendered to Tenant by Landlord on or before October 1, 1997 in "as-is" condition.

          B. If Landlord and Tenant agree, without in any way being bound to so agree, Tenant may take possession of the Premises or part thereof prior to the Commencement Date. In such event, all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as of the date when Tenant took possession.

          C. The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except as to defects contained in a notice from Tenant to Landlord based on an inspection made within fourteen (14) days after the Commencement Date. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

     6.   SERVICES.
          --------

          A. List of Services. Landlord shall provide the following services on all days during the Term, except Saturdays, Sundays and holidays, unless otherwise stated:

               (i) Heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord, which shall not exceed Landlord's costs of providing such service. Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto.

               (ii) Adequate electrical service for standard building lighting and for Tenant's incidental uses. With respect to such incidental uses, adequate electrical service will be furnished by Landlord to the electrical supply panel servicing the Premises, provided that: (a) the connected electrical load of the incidental use equipment does not exceed an average of two watts per square foot of the Premises with a total of five watts per square foot for lighting, equipment and incidentals; (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 20 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures.

               (iii) City water from the regular Building outlets for drinking, lavatory and toilet purposes.

               (iv) Janitorial services as specified in Exhibit B attached hereto and made a part hereof.

               (v) Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises at intervals to be determined by Landlord, but not less than four (4) times per year.

               (vi) Adequate automatic passenger elevator service at all times.

               (vii) Freight elevator services for normal office deliveries subject to scheduling by Landlord.

               (viii) Two (2) spaces for entries on the Building directory listing for Tenant.

          B.   Billing for Electricity.
               -----------------------

               (i) Separate Metering. Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Subparagraph 6A(i) hereof) provided that Landlord can make satisfactory arrangements with the utility company supplying electricity to the Premises for separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

               (ii) Lack of Separate Metering. If the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

          C. Interruption of Services. Except for the limited abatement of Rent upon a fire or casualty described in Section 11 and except as hereinafter provided in this subsection, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is beyond Landlord's reasonable control. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, in the event such failures, delays or diminutions prohibit Tenant's use or occupancy of the Premises for a period of more than five (5) consecutive business days, then Rent under this Lease shall abate from and after such five (5) day period until such services are restored and, in addition, in the event that such failures, delays or diminutions prohibit Tenant's use or occupancy of: (i) more than two-thirds (2/3) of the Rentable Area for a period of ninety (90) consecutive days or more, or (ii) more than one-third (1/3) of the Rentable Area for a period of one hundred fifty (150) consecutive days or more, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord within ten (10) days after such 90 day period or 150 day period, as applicable; provided, however, that Tenant shall not have the right to terminate this Lease in the event Landlord provides to Tenant substitute space in the Building for Tenant's use and occupancy until such time as such services are no longer interrupted.

          D. Charges for Services. Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing.

          E. Energy Conservation. Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

     7.   REPAIRS.
          -------

     Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, upon not less than thirty
(30) days prior written notice to Tenant, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage no higher than the generally prevailing charges from time to time of landlords of other first class Chicago Loop office buildings of the costs thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court decree.

     8.   ADDITIONS AND ALTERATIONS.
          -------------------------

          A. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive, except that Landlord's consent shall not be unreasonably withheld or delayed with respect to any alterations, improvements or additions to the Premises that are not visible from the outside of the Premises or the Building. If Landlord consents to said alterations, improvement or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and "as built" drawings or an accurately marked record set of drawings showing the actual location of said alterations, improvements and additions. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense by employees of, or contractors hired by, Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors. Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage no higher than the generally prevailing changes from time to time of landlords of other first class Chicago Loop office buildings of the cost of such work sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. After commencement of any such work, Tenant shall diligently and continuously pursue completion thereof. Upon competition of such work, Tenant shall deliver to Landlord when payment is made evidence of payment, contractors' affidavits and waivers of all liens for labor, services or materials all in form satisfactory to Landlord. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Section 7 or 8 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

          B. All personal property including moveable partitions, business and trade fixtures, machinery and equipment, communications and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property"), and all interior glass windows (specifically excluding Building windows and glass installed in demising walls), vertical blinds, cabinets, Tenant's computer and telephone wiring and Tenant's telephone system located in the Premises (collectively, "Tenant's Fixtures") shall remain the property of Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Term. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall remove Tenant's Property from the Premises and shall have the right, but shall not be required, to remove any or all of Tenant's Fixtures. Tenant shall repair and restore any damage to the Building or Premises occasioned by the removal by Tenant or any person claiming under Tenant of any of Tenant's Property or Tenant's Fixtures from the Premises.

     9.   COVENANT AGAINST LIENS.
          ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Subject to the right to contest hereafter provided, Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, or claim thereof being asserted, Tenant covenants and agrees to cause it to be promptly released and removed of record.

Tenant shall, however, have the right to contest by court proceedings or otherwise, at Tenant's expense, any lien claims or charges, provided Tenant shall first deposit cash collateral with the title insurance company designated by Landlord in such amounts as may be required by such title insurance company to issue an endorsement insuring over such lien claim or charge, or shall first provide to Landlord such other security reasonably requested by Landlord, and Tenant thereafter shall diligently proceed in good faith to contest the lien claim or charge. Tenant will promptly pay any sums due and owing as a result of any settlement or final decree and if Tenant fails to do so within thirty (30) days after such final decree or settlement, or if Tenant fails to prosecute its contest with diligence, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

     10.  INSURANCE.
          ---------

          A.  Waiver of Subrogation.   To the extent not provided by law,
     Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

          B.  Coverage.    Tenant shall purchase and maintain insurance during
     the entire Term for the benefit of Tenant and Landlord (as their interests may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

               (i) Comprehensive General Liability Insurance insuring Tenant and naming Landlord and Landlord's management agent as additional insureds, covering any liability for bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

          Bodily Injury Liability             $1,000,000 each occurrence
                                              $1,000,000 annual aggregate

          Personal Injury Liability           $1,000,000 each occurrence
                                              $1,000,000 annual aggregate

          Property Damage Liability           $1,000,000 each occurrence
                                              $1,000,000 annual aggregate

               (ii) Physical Damage Insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.

               (iii) "Host-Liquor Liability" Insurance naming Tenant, Landlord, and Landlord's management agent covering any liability that might arise from the provision or use of alcoholic beverages by Tenant on the Premises, which coverage shall be in an amount reasonably satisfactory to Landlord from time to time in light of statutory limits.

               (iv) Worker's Compensation Insurance covering all employees, agents and contractors of Tenant performing work in, on, or with respect to the Premises, in amounts not less than those required by law.

          Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and Tenant.

          C. Avoid Action Increasing Rates. Landlord and Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section 10C, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option (in the case of invalidation of insurance) to terminate this Lease if the invalidated insurance is not replaced within thirty (30) days following Tenant's receipt of written request from Landlord to do so, or (in the case of increased premiums) to require Tenant to make immediate payment of this increased insurance premium.

     11.  FIRE OR CASUALTY.
          ----------------

          A. Section 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the common areas of the Building untenantable, then Landlord shall repair and restore the same to the condition that existed prior to such casualty with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. The term "untenantable" as used in this Lease shall mean a material adverse effect on the ability of Tenant to conduct business at the Premises leased or a substantial portion
     of the premises is not usable.   If any such damage renders all or a
     substantial portion of the Premises or common areas of the Building untenantable, Landlord shall deliver to Tenant within forty-five (45) days of such damage or destruction an estimate of the duration of the period in which the Premises or the common areas of the Building will be substantially untenantable, as reasonably determined by Landlord's contractor. If such estimated period shall be for more than two hundred seventy (270) days from the date of such damage or destruction, either party shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other party within thirty (30) days after the date such estimate is delivered to Tenant. Landlord shall have no liability to Tenant, and, except as provided herein, Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. Furthermore, if such damage renders: (i) more than two-thirds (2/3) of the Rentable Area of the Premises untenantable for a period of ninety (90) consecutive days or more; or (ii) more than one-third (1/3) of the Rentable Area of the Premises untenantable for a period of one hundred fifty (150) consecutive days or more, then and in such event Tenant may vacate the Premises and the Rent shall abate in toto after the expiration of such 90 day period or 150 day period, as applicable; provided, however, that Rent shall not abate in the event Landlord provides to Tenant, at no additional cost to Tenant, substitute space in the Building (in an equivalent square foot amount as to the untenantable portion of the Premises) for Tenant's use and occupancy until such time as the Premises are thereafter rendered tenantable. Finally, if the Premises and the common areas of the Building are not rendered tenantable within two hundred seventy (270) days after the date of such damage or destruction, Tenant shall have the right to terminate this Lease at the expiration of said two hundred seventy (270) day period.

          B. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 11 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Sections 7 and 8 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations which Landlord is required to or elects to repair or restore under this Section 11.

     12.  WAIVER OF CLAIMS - INDEMNIFICATION.
          ----------------------------------

     To the extent not prohibited by law, neither Landlord nor its partners, affiliates, officers, agents, servants and employees shall be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or acts of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees. Notwithstanding the foregoing, Tenant does not release and shall not be required to indemnify the Indemnitees with respect to damage, loss or liability resulting from the Indemnitees' negligence or willful misconduct. Further, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the acts of Landlord or its partners, affiliates, officers, agents, servants, employees or invitees.

     13.  NONWAIVER.
          ---------

     No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provisions, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

     14.  CONDEMNATION.
          ------------

     If the Land or the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a "taking"), or if the configuration of any street or alley adjacent to the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building, Landlord and Tenant shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice; provided Landlord may terminate this Lease under this Section 14 only if Landlord has also terminated the leases of all other similarly situated tenants. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration, except that Tenant shall have the right to receive any award which may be made by the court and specifically allocated by the court to Tenant for Tenant's moving expenses and the taking of any personal property owned by Tenant.

     15.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          A. Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld or delayed in the event of an assignment of this Lease or a subletting but which may otherwise be withheld arbitrarily except as provided below), (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises by any parties other than Tenant, its affiliates and employees of Tenant and its affiliates or other persons who are necessary or appropriate in connection with the conduct of business in the Premises. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this Section 15, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any and all covenants and obligations under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder. The terms "assignment" as used herein shall not be deemed to include an assignment effected in connection with a merger of Tenant with another entity provided that any such entity with whom Tenant so merges results in an entity which is in keeping with the standards of the Building and which has a resulting financial condition which is not less than Tenant's financial condition at the time of the proposed assignment and which otherwise is appropriate to the obligations of Tenant under this Lease.

          B. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease a written notice which includes:

               1. all documentation then available related to the proposed sublease or assignment (copies of final executed documentation to be supplied on or before the effective date); and

               2. sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

          C. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15D it may, nevertheless, withhold its consent to such assignment or subletting if:

               1. in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards maintained by Landlord in the Building;

               2. in the reasonable judgment of Landlord the subtenant or assignee does not have a financial condition which equal to or greater than Tenant's financial conditions at the time of the proposed assignment and which otherwise is appropriate to the obligations under this Lease (or under its sublease, as appropriate);

               3. in the reasonable judgment of Landlord the purpose for which the subtenant or assignee intends to use the subleased space is in violation of the terms of this Lease or the lease of any other tenant in the Building which prohibits such use; or

               4. the proposed subtenant or assignee is an agency or instrumentality of any federal, state or local government or governmental authority.

          D. In addition to withholding its consent, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

          E. In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord any attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease plus fifty percent (50%) of all profit derived by Tenant from such assignment or sublease, after deducting those costs, expenses, commissions and concessions paid by Tenant to any third parties in connection therewith. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or sublease shall be deemed an item of such profit. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be the fair market value of such assignment or the fair market rental for such sublease, as reasonably determined by Landlord.

     16.  SURRENDER OF POSSESSION.
          -----------------------

     Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises (other than those items of Tenant's Property and Tenant's Fixtures removed prior to the termination of the Lease) to Landlord in good order, repair and condition, ordinary wear excepted, and shall, if Landlord so requires, restore the Premises to the condition existing at the beginning of the Term. Any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant (other than those items of Tenant's Property and Tenant's fixtures removed prior to the termination of the Lease) shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. On or before the termination of the Term or of Tenant's right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Tenant shall repair and restore any damage to the Premises and to the Building caused by the removal of Tenant's Property or Tenant's Fixtures. If Tenant shall fail to repair or restore any such damage, Tenant shall pay to Landlord upon demand the cost of such repair or restoration.

     17.  HOLDING OVER.

     Tenant shall pay to Landlord an amount as Rent equal to 150% of one-twelfth of the annual Base Rent and one-twelfth of the annual Additional Rent payable with respect to the previous Lease Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and if an executed lease with another tenant for all or any portion of the Premises is canceled as a result of Tenant's holding over, Tenant shall also shall pay all damages sustained by Landlord on account of such cancellation. The provisions of this
 Section 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

     18.  ESTOPPEL CERTIFICATE.

     Tenant agrees, that, from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit C and made a part hereof, or as may reasonably be requested by Landlord, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgagee thereof, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building. Tenant shall execute and deliver whatever instruments may be required for such purposes.

     19.  OBLIGATIONS TO MORTGAGEES.

          A. Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Land or Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon the request of the mortgagee, trustee or ground lessor, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any mortgage or the ground lessor, and will execute such instruments as may be required by the mortgagee, trustee or ground lessor. Landlord agrees to use its best, non-financial efforts to obtain a non-disturbance agreement from each holder of a mortgage or trust deed hereafter recorded against the Land or Building (specifically excluding, however, any existing mortgage(s) and trust deed(s) now in force against the Land or Building and any renewals, extensions, modifications, consolidations and replacements thereof).

          B. Notice to Landlord and Mortgagee. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant, and (ii) a reasonable period of time, (not to exceed an additional fifteen (15) days from the expiration of any applicable cure period, with respect to monetary defaults, and not to exceed an additional thirty (30) days from the expiration of any applicable cure period, with respect to no monetary defaults, unless such non-monetary default is incapable of being cured within said 30 day period and Landlord and/or such holder(s) diligently pursue such cure), for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, and their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

     20.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

          (i) To change the name or street address of the Building.

         (ii) To install, affix and maintain any and all signs on the exterior or interior of the Building.

        (iii) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

         (iv) To furnish door keys or magnetic cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault except to the extent resulting from Landlord's negligence or willful misconduct or that of Landlord's agents, employees or servants. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

          (v) To designate and approve all window coverings used in the Building.

         (vi) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

        (vii) To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

       (viii) To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

         (ix) To show the Premises to prospective tenants at reasonable times during the last 12 months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

          (x) To enter the Premises at any reasonable time to inspect the Premises with reasonable prior notice to Tenant except in the event of an emergency.

         (xi) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable.

     21.  RULES AND REGULATIONS.
          ---------------------

     Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit D and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

     22.  LANDLORD'S REMEDIES.

     If (i) default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten (10) business days after written notice to Tenant, or (ii) if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (plus an additional reasonable period of time if such default is incapable of being cured within such initial thirty (30) days period and Tenant diligently pursues such cure), or (iii) if a default involves a hazardous condition and is not cured by Tenant promptly upon written notice to Tenant, or (iv) if the interest of Tenant in this Lease shall be levied on under execution or other legal process and such levy or other legal process is not released or contested within thirty (30) days, or (v) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or (vi) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or (vii) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment, or (viii) if Tenant shall make an assignment for the benefit of creditors, or (ix) if Tenant shall admit in writing Tenant's inability to meet Tenant's debts generally as they mature, or (x) if Tenant shall abandon the Premises during the Term for a period greater than thirty (30) days, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, upon notice to Tenant, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

          (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term, over the present value of the fair market rent for the Premises, after deduction of all anticipated expenses of reletting, for said period. Should the present value of the fair market rent for the Premises, after deduction of all anticipated expenses or reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

          (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the deficiency to Landlord upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     23.  EXPENSES OF ENFORCEMENT.
          -----------------------

     Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord reasonably incurred in enforcing Tenant's obligations hereunder or reasonably incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned. Notwithstanding the foregoing, in the event of any litigation between Landlord and Tenant with respect to this Lease or the rights or obligations under this Lease, the prevailing party in such litigation shall be entitled to reimbursement by the non-prevailing party of all reasonable costs, charges and expenses incurred by the prevailing party in such litigation, including the fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party.

     24.  COVENANT OF QUIET ENJOYMENT.
          ---------------------------

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

      25. REAL ESTATE BROKER.
          ------------------

     Tenant represents that Tenant has dealt with (and only with) Prime Group Realty, Inc. as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker or finder other than the broker named above for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

     26.  MISCELLANEOUS.

          A. Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          B. Interest. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at two percent (2%) per annum above the Prime Rate (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Illinois).

          C. Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

          D. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also for their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 15 hereof.

          E. Lease Contains all Terms. All of the representations and obligations of Landlord are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

          F. Delivery for Examination. Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

          G. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          H. Modification of Lease. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

          I. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Tenant further agrees that if any such lender shall so require, Tenant shall execute and deliver estoppel certificates in form and substance as set forth in Exhibit C attached hereto.

          I. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

          J. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

          K. Captions. The captions of paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

          L. Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions," if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

          M. Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          N. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

          O. Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of (i) Landlord's general and limited partners and (ii) if title to the Land or Building is at any time held in a land trust, all beneficiaries of such land trust and their partners, agents and employees.

          P. Time of Essence. Time is of the essence of this Lease and each of its provisions.

          Q. Governing Law. Interpretation of this Lease shall be governed by the laws of the State of Illinois.

          R.  Partial  Invalidity.   If any term, provision or condition
     contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          T. Parking. Landlord shall make available during the Term of this Lease to Tenant up to two (2) parking spaces in the Building garage. Tenant may elect to use one or more of such parking spaces and shall pay for each parking space used by Tenant the rate generally charged from time to time by Landlord to other users of parking spaces in the Building garage.

     27.  NOTICES.

     All notices to be given under this Lease shall be in writing and shall be deemed given when delivered personally, or two (2) business days after being deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

     A.   If to Landlord:

          77 West Wacker Limited Partnership
          c/o The Prime Group, Inc.
          77 West Wacker Drive, Suite 3900
          Chicago, Illinois  60601
          Attention:  Michael W. Reschke

          with a copy to:

          The Prime Group, Inc.
          77 W. Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attention:  Robert J. Rudnik, Esq.

or to such other person or such other address designated by notice sent by Landlord to Tenant.

     B.   If to Tenant:

          Brookdale Living Communities, Inc.
          77 West Wacker Drive, 39th Floor
          Chicago, Illinois 60601
          Attention: Mark J. Schulte

          with a copy to:

          Brookdale Living Communities, Inc.
          77 West Wacker Drive, 39th Floor
          Chicago, Illinois 60601
          Attention: Robert J. Rudnik

and, after occupancy of the Premises by Tenant, to Tenant at 77 West Wacker Drive, 48th Floor, Chicago, Illinois 60601, or to such other address as is designated by Tenant in a notice to Landlord.

     28.  LIMITATION ON LANDLORD'S LIABILITY.
          ----------------------------------

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of the Landlord, while in form purporting to be representations, covenants, undertakings and agreements of the Landlord are, nevertheless, each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements by the Landlord or for the purpose or with the intention of binding said Landlord personally, but are made and intended for the purpose of binding only Landlord's interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in the event of a default by Landlord, Tenant shall look solely to the interest of Landlord in the Premises. No duty shall rest upon Landlord to sequester the Premises or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof. No personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against Landlord on account of this Lease or on account of any representation, covenant, undertaking or agreement of the Landlord in this Lease contained, either expressed or implied, all such personal liability, if any, being expressly waived and released by the Tenant herein and to all persons claiming by, through, or under said Tenant. The foregoing limitation on Landlord's liability shall inure to and for the benefit of Landlord and its successors and assigns, Landlord's general and limited partners and their successors and assigns and, if title to the Land or Building is at any time held in a land trust, all beneficiaries of such land trust and their partners, agents and employees.



                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the day and year first above written.


                                       LANDLORD:


                                       77 WEST WACKER LIMITED PARTNERSHIP,
                                       an Illinois limited partnership

                                       By:  The Prime Group, Inc., an
                                              Illinois corporation and its
                                              managing general partner

                                       By:
                                           -------------------------------------
                                            Its:
                                                 -------------------------------


                                       TENANT:

                                       BROOKDALE LIVING COMMUNITIES, INC., a
                                       Delaware corporation


                                       By:
                                           -------------------------------------
                                            Its:
                                                 -------------------------------

                                   EXHIBIT A


                                PLAN OF PREMISES

                                   EXHIBIT B
                                   ---------

                              JANITORIAL SERVICES
                              -------------------


I.   NIGHTLY - Monday through Friday (Holidays Excluded)

     A. Dust mop, using a treated mop, all stone, ceramic tile, terrazzo and other types of unwaxed flooring.

     B. Dust mop, using treated mop, all vinyl, asbestos, asphalt, rubber and similar types of flooring. This includes removal of gum and other similar substances using a scraping device.

     C.   Vacuum all carpeted areas.

     D.   Dust mop all private and public stairways and vacuum if carpeted.

     E. Hand dust and wipe clean with a chemically treated cloth all furniture, file cabinets, fixtures, window sills (do not disturb papers on desks).

     F.   Dust and sanitize using a disinfectant solution, all telephones.

     G. Remove finger marks from all painted surfaces near light switches, entrance doors, etc.

     H.   Remove all gum and foreign matter on sight.

     I. Empty and clean all waste receptacles and remove waste paper and waste materials to a designated area.

     J. Damp dust interiors of all waste disposal receptacles and wash as necessary.

     K. Clean and sanitize using a disinfectant solution, all water fountains and water coolers.

     L.   Spot mop floors for spillages, etc.

     M.   Empty and damp clean all ash trays and screen all sand urns.

     N.   Remove finger marks and dust doors of elevator hatchways.

     0. Clean all low ledges, shelves, bookcases, etc., that are in office spaces.

     P. Upon completion of work, all slop sinks are to be thoroughly cleaned and cleaning equipment and supplies stored neatly in locations designated by Building Manager's Office.

     Q. All cleaning operations shall be scheduled so that a minimum of lights are to be left on at all times. Upon completion of cleaning, all lights are to be turned off. All entrance doors are to be kept locked during the cleaning operation.

     R.   Sweep all steps, sidewalks and plazas.

     S.   Clean elevator cabs, including floors.

     T.   Sweep clean loading dock areas.

     U. In building lobby, dust and wipe clean mail chutes, mail depository door glass, metal door knobs, kick plates and directional signs.


II.  WEEKLY

     A.   Hand dust all door louvers and other ventilating louvers within reach.

     B.   Dust all baseboards.

     C.   Wipe clean all bright work.

     D.   Dust all chair rails.

     E. Move and vacuum clean once a week underneath all furniture that can be moved.

     F. In high traffic resilient tile areas, damp mop if necessary and apply spray buffing solution in a fine mist and buff with a synthetic pad.

     C.   Damp mop all non-carpeted private and public stairways.

     H.   Wipe clean all interior building metals.

     I.   Clean building directory glass.

     J.   Wash all glass entrance doors and side panels inside and out.

     K.   Hose down loading dock areas.

     L.   Wash entrance lobby walls.

     M.   Sweep clean garage.


III. MONTHLY

     A. Dust entrance fixtures and other fittings in public corridors. Replace bulbs with contractor supplies.

     B. Shampoo common area and elevator carpeting. Thoroughly scrub resilient tile floors in all public areas.

     C. When possible, sweep and hose down exterior walks, trucking areas and shipping platforms.

     D.   Scrub down loading dock area.

     E. Dust all picture frames, charts and venetian blinds which are not reached in nightly cleaning.


IV.  QUARTERLY

     A. Dust all vertical surfaces such as walls, partitions, doors and other surfaces not reached in nightly cleaning.

     B.   Dust exterior of lighting fixtures.

     C.   Dust all air conditioning louvers, grills, etc.

     D.   Wash all baseboards.

     E. Strip all resilient flooring using diluted stripping solution. Machine scrub floor using pad to remove all floor finish. Thoroughly rinse with clean water and apply two coats of floor finish.

     F.   Vacuum upholstered furniture.


V.   LAVATORIES

     A.   Nightly -- Monday - Friday

          (1) Clean, sanitize using disinfectant solution and polish all vitreous fixtures including toilet bowls, urinals and wash basins.

          (2)  Clean and polish all chrome and stainless steel fittings.

          (3)  Clean and sanitize both sides of toilet seats.

          (4)  Clean and polish all glass and mirrors.

          (5) Empty all containers and disposals and insert new liners where required.

          (6) Wash and sanitize, using a disinfectant solution, exteriors of all containers.

          (7) Empty all sanitary containers and sanitize interiors using a disinfectant solution.

          (8)  Dust horizontal surfaces on all partitions.

          (9)  Spot clean all partitions and remove all graffiti.

          (10) Spot clean all walls, doors, light switches, etc.

          (11) Refill any dispensers to normal limits including napkins, soap, tissue, towels, etc.

          (12) Wet mop and sanitize tile floors.

          (13) Vacuum entire carpeted areas.

          (14) Remove all rubbish.

          (15) Wet mop tile floors.


     B.   BI-WEEKLY

          (1)  Machine scrub tile floors as required.

     C.   MONTHLY

          (1)  Wash partitions.

     D.   QUARTERLY

          (1)  Dust all HVAC grills and louvers.
          (2)  Wash ceramic tile walls.

VI.  MISCELLANEOUS

     A. Cleaning of computer rooms and kitchens will be the sole responsibility of the tenant.

     B. Remove snow and ice from parking entrances, sidewalks and roadways servicing the property.

     C. Sidewalk, entrances including dock and grounds to be kept clean of paper, leaves and debris.

     D. Put out in lobby floor mats during inclement weather and clean floor mats as necessary.

     E.   Keep escalators, if any, in clean and polished condition.

     F.   Keep walls and ceiling clean.

                                   EXHIBIT C
                                   ---------

                      FORM OF TENANT ESTOPPEL CERTIFICATE
                      -----------------------------------



                                         DATED: __________________

TO: ________________________
    ________________________
    ________________________

    Lease Dated:  _____________________

    Landlord:



    Tenant:  _____________________

    Premises:


Gentlemen:

     The undersigned ("Tenant") hereby confirms, as of the date hereof, the following:

     1.   Tenant is the tenant under the captioned lease (the "Lease").

     2. Tenant is in full and complete possession of the captioned premises (the "Premises"), such possession having been delivered by the captioned landlord (the "Landlord"), pursuant to the Lease and having been accepted by Tenant. If the Landlord named in the Lease is other than Landlord, Tenant has received notice of the assignment to Landlord of the Landlord's interest in the Lease and Tenant recognizes Landlord as the landlord under the Lease.

     3. To the best of Tenant's knowledge, the improvements and space required to be furnished by the terms of the Lease have been completed in all respects to the satisfaction of Tenant and are open for the use of Tenant, its employees, patients (or customers) and invitees.

     4. To the best of Tenant's knowledge, all duties of an inducement nature required of the Landlord in the Lease have been fulfilled in all material respects.

     5. The Lease is in full force and effect; to the best of Tenant's knowledge, there is no existing default on the part of the Landlord under the Lease in the terms thereof; and said Lease has not been amended, modified, supplemented or superseded except as follows:

                             (if none, write none.)

     6. No rents have been prepaid except as provided by the Lease; and Tenant has not asserted and has no actual knowledge of any claim against the Landlord under the Lease which might be set-off or credited against future accruing rents.

     7. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.

     8. Tenant understands that the Lease has been collaterally assigned to you as security for a loan to Landlord, and that rent may not be prepaid more than thirty (30) days in advance of its due date nor the Lease amended, modified, supplemented, superseded, surrendered or terminated without your written approval; provided, however, Tenant retains its right to terminate the Lease pursuant thereto on account of Landlord's default thereunder if such default remains uncured after the expiration of the time allowed for cure under Paragraph 13 hereof.

     9. Rents provided in the Lease commenced to accrue on the _____ day of ______________, 19__.

     10.  No security deposit has been paid to Landlord.

     11.  The term of the Lease commenced on _____________, 19__.

     12. The current monthly rental (Base Rent plus all Additional Rents) due under the Lease is $_______________.

     13. There are no actions, whether voluntary or otherwise, pending against tenant under the bankruptcy laws of the United States or any state thereof.

     14. Tenant acknowledges that you will rely upon this statement in making a loan to Landlord secured by a mortgage lien upon the property of which the Premises is a part.

                              Very truly yours,

                              ______________________________
                              (Name of Lessee)

                           By:______________________________
                              Name: ________________________
                              Title:________________________

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

     (a) Any sign, lettering, picture, notice or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing, such approval not to be unreasonably withheld. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

     (b) Tenant may use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, but only with prior written consent of Landlord. Landlord's consent may be arbitrarily withheld. Tenant may use the address of the Building as its business address for any reasonable business purpose.

     (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

     (d) Tenant shall not make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere.

     (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

     (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep public corridor doors closed.

     (g) Two door keys for doors in the Premises will be furnished by Landlord at the commencement of the Lease. All duplicate keys shall be purchased only from the Landlord. Tenant shall not alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event such alteration or installation is approved by Landlord, the Tenant making such alteration or installation shall supply Landlord with a key for any such lock or bolt. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to the Landlord all keys in Tenant's possession for all locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device.

     (h) Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secure. Landlord shall be in no way responsible to the Tenants, their agents, employees, or invitees for any loss of property from the Premises or public areas or for any damages to any property therein from any cause whatsoever.

     (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

     (j) Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

     (k)  Tenant shall not:

          (1) Use the Premises for lodging or for any immoral or illegal purposes;

          (2) Use the Premises to engage in the manufacture or sale of any spirituous, fermented, intoxicating or alcoholic beverages;

          (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

          (4) Bring into or keep in or about the Premises any vehicles, bicycles, motorcycles or animals of any kind.

          (5) Install any radio, microwave or television antennas or any other device or item on the roof, exterior walls, windows or window sills of the Building.

     (l) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to require Tenant to make immediate payment for the whole of the increased insurance premium.

     (m) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

     (n) No signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the Tenant in accordance with plans approved by the Landlord. Landlord may at any time inspect such installations. Landlord retains in all cases the right to require (1) the installation and use of such electrical protecting devices that prevents the transmission of excessive current of electricity into or through the Building, (2) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (3) compliance on the parts of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction box and elsewhere in the Building, with (1) the number of the Premises to which said wires are used, (2) the purpose for which said wires are used, and (3) the name of the company operating same.

     (o) In order that the Building may be kept in a state of cleanliness, each Tenant shall, during the term of each respective lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Premises and Tenants shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Tenants will see that (1) the doors are securely locked, and (2) all water faucets and other utilities are shut off (so as to prevent waste or damage), each day before leaving the Premises. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the building, excepting Tenant's own Premises, for disposal.

     (p) Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

     (q) Tenant, its customers, invitees, licensees, and guests shall not loiter, eat, drink, sit or lie in the lobby, plaza or other spaces in the Building or the adjacent property owned by the Landlord which are open to the public.

     (r) Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, draperies, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever other than the Building standard window treatment. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

     (s) Tenant, its customers, invitees, licensees, and guests shall not use the freight or passenger elevators of the Building except in accord with the reasonable regulations for their use established by Landlord.

     (t) In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

     (u) No auction, fire, bankruptcy or selling-out sales shall be conducted on or about the Premises without the prior written consent of Landlord.

     (v) Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electrical facilities or any part of appurtenances of the Premises.

     (w) If the Premises demised to any Tenant becomes infested with vermin, such Tenant, at its sole cost and expense, shall cause its Premises to be exterminated from time to time to the satisfaction of the Landlord.

     (x) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises without the express written consent of Landlord. No hooks, nails, or screws shall be driven into or inserted in any part of the Building except by Building maintenance personnel.

     (y) Landlord or its agents or employees shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation, or improvement of the Premises and Building.

     (z) Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

     (aa) Tenant shall not permit picketing or other union activity involving its employees in the Building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

     (bb) In the event of a conflict between the terms of these rules and regulations and the terms of the Lease, the terms of the Lease shall control.